EXHIBIT 4.12


                     AMENDMENT NO. 6 TO FINANCING AGREEMENTS

         AMENDMENT No. 6, dated as of March 13, 2003, by and among Congress Financial Corporation, a Delaware corporation, in its capacity as Administrative Agent, Collateral Agent, Joint Lead Arranger and Joint Bookrunner (in such capacity, "Agent") for the financial institutions from time to time party to the Loan Agreement (as hereinafter defined) as lenders (each individually, a "Lender" and collectively, "Lenders"), and Charming Shoppes, Inc., a Pennsylvania corporation ("Parent"), Charming Shoppes of Delaware, Inc., a Pennsylvania corporation ("CS Delaware"), CSI Industries, Inc., a Delaware corporation ("CSI"), FB Apparel, Inc., an Indiana corporation ("FB Apparel"), Catherines Stores Corporation, a Tennessee corporation ("Catherines") and Lane Bryant, Inc., a Delaware corporation ("LB", and, together with Parent, CS Delaware, CSI, FB Apparel and Catherines hereinafter referred to each individually, as a "Borrower" and collectively, as "Borrowers"), CS Delaware, in its capacity as agent for itself as a Borrower and for the other Borrowers ("Borrowers' Agent").

                              W I T N E S S E T H :
                              ---------------------

     WHEREAS, Agent, J.P. Morgan Business Credit Corp, a Delaware corporation, in its capacity as Co-Agent, Joint Lead Arranger and Joint Bookrunner under the Loan Agreement (in such capacity, "Co-Agent"), Lenders, Borrowers and Borrowers' Agent have entered into financing arrangements pursuant to which Lenders have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated August 16, 2001, by and among Lenders, Agent, Co-Agent, Borrowers and Borrowers' Agent (as the same was amended by Amendment No. 1, dated as of January 12, 2002, Amendment No. 2, dated as of May 17, 2002, Amendment No. 3, dated as of July 29, 2002 (effective as of August 16, 2001), Amendment No. 4, dated September 23, 2002, and Amendment No.5 dated February 12, 2003, and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement", and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements");

     WHEREAS, Borrowers and Borrowers' Agent have requested that Agent agree to amend Section 9.11 of the Loan Agreement to permit repurchases of Parent's Capital Stock and Agent on behalf of itself and the Required Lenders is willing to agree to such amendments, subject to the terms and conditions contained herein; and

     WHEREAS, by this Amendment No. 6, Agent, and Borrowers and Borrowers' Agent desire and intend to evidence such amendments.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and subject to the satisfaction of the conditions set forth in Section 8 hereof, the parties hereto agree as follows:



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     1. Definitions.

     (a) Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation of, each of the following definitions:

          (i) "Amendment No. 6" shall mean this Amendment No. 6 to Financing Agreements by and among Agent and Borrowers, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, or replaced, and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, such definition.

     (b) Amendment to Definitions. All references to the term "Financing Agreements" in the Loan Agreement shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, this Amendment No. 6 and all other agreements, documents and instruments at any time executed and/or delivered by any Borrower, Borrowers' Agent or any other person in connection herewith, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     (c) Interpretation. All capitalized terms used herein shall have the meanings assigned thereto in the other Financing Agreements, unless otherwise defined herein. All references to the plural herein shall also mean the singular and all references to the singular herein shall also mean the plural, in each case unless otherwise required by the context of the use thereof.

     2. Use of Proceeds. Section 6.7 of the Loan Agreement is hereby amended by adding the following clause at the end thereof, immediately after the phrase "with Section 2 of Amendment No. 2":

     " and, except, that, Parent may use proceeds of Revolving Loans until March 31, 2004 to purchase shares of the Capital Stock of Parent so long as any such purchase (a) does not constitute or otherwise cause a violation of Regulation U and (b) is otherwise is in compliance with Section 9.11 hereof."

     3. Dividends and Redemptions. Section 9.11 of the Loan Agreement is hereby deleted and the following is substituted therefor:



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     " No Borrower, Obligor or any other Subsidiary of Parent shall, directly or indirectly, declare or pay any dividends in cash or other of its assets on account of any shares of any class of capital stock of such Borrower, Obligor or any other Subsidiary of Parent now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except, that,

          (a) dividends may be paid by a Borrower (other than Parent), Obligor, or any other Subsidiary of Parent directly or indirectly to Parent or to any other Borrower or Obligor of which it is a Subsidiary, and

          (b) (i) at Parent's option, Parent may redeem or repurchase all or any of the Subordinated Notes outstanding as of the date of Amendment No.2, using a portion of the proceeds of the Convertible 2002 Senior Notes and the proceeds of Revolving Loans, and (ii) Parent may repurchase its Capital Stock using a portion of the proceeds received by Parent from the issuance of the Convertible 2002 Senior Notes, and the proceeds of Revolving Loans, provided, that, (A) the maximum aggregate amount paid to repurchase Capital Stock of Parent and retire the Subordinated Notes (including amounts paid with the proceeds of Revolving Loans) shall not exceed $100,000,000, (B) at the time of each such purchase of any Capital Stock or any Subordinated Note, and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing, and
          (C) no repurchases of Capital Stock of Parent or redemptions of Subordinated Notes pursuant to this Section 9.11(b) shall be made after March 1, 2003, and



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          (c) Parent may repurchase its Capital Stock consisting of common stock after March 1, 2003 provided, that, as to any such repurchase, each of the following conditions is satisfied: (i) as of the date of the payment for such repurchase and after giving effect thereto, no Event of Default or any act, condition or event which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing, (ii) such repurchase shall be paid in cash with funds legally available therefor (which funds may include proceeds of Revolving Loans), (iii) such repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which any Borrower is a party or by which any Borrower or its property is bound, (iv) Excess Availability shall have been at least $50,000,000, as of the close of business for each of the thirty (30) consecutive day period immediately preceding such repurchase and as of the date of any such payment for such repurchase and after giving effect thereto, Excess Availability shall be not less than $50,000,000, (v) the aggregate amount of all payments for such repurchases shall not exceed $35,000,000 and the amount paid by Parent per share of common stock shall not exceed $5.00 per share, (vi) the aggregate number of shares of common stock of Parent repurchased shall not exceed 8,100,000 shares of common stock , and (vii) no repurchases shall be made after March 31, 2004."

     4. Additional Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrowers and Borrowers' Agent to Agent and Lenders pursuant to the Financing Agreements, Borrowers hereby, jointly and severally, agree in favor of Agent, and Lenders that (a) Parent, has as of the date hereof, either purchased (or converted into common stock of Parent) all of the Subordinated Notes that were outstanding as of date of Amendment No.2, and (b) no payments permitted to be made in accordance with Section 9.11 (c) of the Agreement will be used to purchase Subordinated Notes.

     5. Conditions to Effectiveness. The amendments to the Loan Agreement set forth herein shall be effective only upon the satisfaction of each of the following conditions in a manner satisfactory to Agent (the "Effective Date"):

          (a) Agent shall have received an original of this Amendment No. 6, duly authorized, executed and delivered by Borrowers, Obligors and Borrowers' Agent; and

          (b) as of the date hereof, and after giving effect to the provisions of this Amendment No. 6, no Event of Default or act, condition or event which with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing.



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     6. Effect of this Amendment No. 6. This Amendment No.6 and the instruments and agreements delivered pursuant hereto constitute the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersede all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof and thereof. Except as expressly consented to and amended pursuant hereto, no other changes or modifications to the Financing Agreements or waivers of or consents under any provisions thereof are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent that any provision of the Loan Agreement or any of the other Financing Agreements, including without limitation Amendment No. 2, are inconsistent with the provisions of this Amendment No. 6, the provisions of this Amendment No. 6 shall control.

     7. Further Assurances. Borrowers and Borrowers' Agent shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment No. 6.

     8. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York (without giving effect to principles of conflicts of laws that would apply any other law).

     9. Binding Effect. This Amendment No. 6 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

     10. Counterparts. This Amendment No. 6 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 6, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment No. 6 by telefacsimile shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 6. Any party delivering an executed counterpart of this Amendment No.6 by telefacsimile also shall deliver an original executed counterpart of this Amendment No. 6, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No.6 as to such party or any other party.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 6 to be duly executed and delivered by their authorized officers as of the date and year first above written.

                                            BORROWERS

                                            CHARMING SHOPPES, INC.

                                            By:      ____________________
                                                     Eric M. Specter
                                                     Executive Vice President


                                            CHARMING SHOPPES OF DELAWARE,  INC.

                                            By:      ____________________
                                                     Eric M. Specter
                                                     Vice President

                                            CSI INDUSTRIES, INC.

                                            By:      _____________________
                                                     Eric M. Specter
                                                     President

                                            FB APPAREL, INC.

                                            By:      ____________________
                                                     Eric M. Specter
                                                     President

                                            LANE BRYANT, INC.


                                            By:      _____________________
                                                     Eric M. Specter
                                                     President


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                                            CATHERINES STORES CORPORATION

                                            By:      _____________________
                                                     Eric M. Specter
                                                     Vice President

BORROWERS' AGENT

CHARMING SHOPPES OF DELAWARE, INC.,
as Borrowers' Agent

By:      _____________________
         Eric M. Specter
         Vice President



         AGENT

         CONGRESS FINANCIAL CORPORATION,
         as Administrative Agent

         By: _______________________________

         Title:______________________________


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         CONSENTED TO:

         By Each of the Obligors
         on Exhibit A Annexed Hereto

         ___________________________

         Its:_______________________

         By Each of the Obligors
         on Exhibit B Annexed Hereto

         ___________________________

         Its:_______________________